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                                                                    Exhibit 21.1

The following are wholly-owned subsidiaries of Netegrity, Inc.

                                                             STATE OR
                                                          JURISDICTION OF
                                                           INCORPORATION
                                                          ---------------
Netegrity France SARL............................         France
Netegrity Asia/Pacific Pte Ltd...................         Singapore
Net Integrity, Inc...............................         Delaware
Netegrity Canada, Inc............................         Canada
Netegrity GmbH...................................         Germany
Netegrity UK Limited.............................         United Kingdom
Netegrity Service Center SDN Bhd.................         Malaysia
Nihon Netegrity Kabushi Kaisha...................         Japan
DataChannel, Inc.................................         Washington
Netegrity Operating Company, Inc.................         Massachusetts
Netegrity China Ltd..............................         Hong Kong
Business Layers, Inc.............................         Delaware
Business Layers (Israel) Ltd.....................         Israel
eProvision Business Layers (Nederland)
     B.V.........................................         Netherlands
Business Layers (UK) Limited.....................         United Kingdom
Business Layers GmbH.............................         Germany
Business Layers (France), SARL...................         France